Press Release

Acucela Licenses Gene Therapy from The University of Manchester for Retinal Degenerative Disease
Acucela to develop optogenetic technology to improve visual function in Retinitis Pigmentosa patients
SEATTLE (April 4, 2016) — Acucela Inc. (Tokyo: 4589) (“Acucela”), a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases, and The University of Manchester, UK (“UoM”), announced today an exclusive license agreement whereby Acucela will develop and commercialize UoM’s human rhodopsin based optogenetic gene therapy1 for the treatment of retinal degenerative disease, including Retinitis Pigmentosa (“RP”).
RP is an inherited retinal disease involving one or more gene mutations that cause a slow, progressive degeneration of photoreceptor cells, those cells of the eye that are responsible for capturing light and starting the process that leads to visual perception. Often beginning in childhood, RP patients most commonly first experience a loss of rod photoreceptors, affecting peripheral and night vision, followed by loss of cone photoreceptors, affecting color perception and central vision, ultimately leading to blindness. RP affects approximately 1 out of every 4,000 people in the US, Europe and Asia, and there is currently no effective treatment for this rare disorder.
If approved, this genetic mutation-independent therapy, initially developed by Dr. Jasmina Cehajic-Kapetanovic and Professors Robert Lucas and Paul Bishop at UoM, will utilize a viral vector2 to transduce the ON-bipolar cells3 of the retina with human rhodopsin, a light sensitive protein normally expressed in the rod photoreceptors. Under the control of a cell specific promoter4, this technology has been shown to be effective at restoring visual response in a mouse model of retinal degeneration. Additionally, rhodopsin’s biological mechanism imparts a relatively high level of light sensitivity for this type of therapy and as a human protein, may minimize any immunological impact. This optogenetic technology will be studied across a variety of genetic mutations in RP and related conditions, and as such may be useful as a “pan-RP” therapy that is mutation-independent. Acucela plans to ultimately evaluate the ability of this technology to restore some level of vision in patients who are legally blind.
“We are extremely excited to enter into this collaboration with The University of Manchester and to begin the important development work needed to unlock the potential of optogenetic gene therapy to improve visual function in patients who have lost much of their vision as well as their hope,” stated Dr. Ryo Kubota, MD, PhD, and Chairman, President and CEO of Acucela.
“Having observed a dramatic recovery in vision in a mouse model of RP, we are delighted at the prospect of working with Acucela towards restoring useful vision in patients with advanced hereditary retinal degenerations,” stated Dr. Paul Bishop, FRCOphth, PhD, Professor of Ophthalmology, University of Manchester.
The agreement was negotiated on behalf of The University of Manchester by its technology transfer office, UMIP. Director of Operations at UMIP, Dr. Rich Ferrie commented, “We are delighted to have entered into this license with Acucela, who we believe is the ideal partner to develop a gene therapy for RP based on the ground-breaking science of Professors Lucas and Bishop. The signing of this agreement represents a potentially pivotal moment and offers real hope for RP patients.”

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1Optogenetics – Science of imparting light sensitivity to cells that were previously not light sensitive through transduction of those cells with a light-sensing protein.
2Viral vector – Vehicle used to insert the therapeutic gene into the treated cells.
3ON-bipolar cells – Retinal neurons connected to the rod photoreceptors, located in the inner nuclear layer of the retina.
4Promoter – Genetic regulatory sequence that controls the expression of the therapeutic gene in specific environments.

About Acucela Inc.
Acucela Inc. (http://www.acucela.com/ or http://www.acucela.jp) is a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases affecting millions of people worldwide. Acucela’s lead investigational drug candidate, emixustat hydrochloride, is currently in clinical development in collaboration with Otsuka Pharmaceutical Co., Ltd. for geographic atrophy associated with dry age-related macular degeneration based on Acucela’s proprietary visual cycle modulation technology.
About The University of Manchester Intellectual Property, UMIP
UMIP is The University of Manchester’s agent for intellectual property commercialization and is a division of The University of Manchester Iᶟ Ltd (www.umi3.com) – The University’s Innovation Company. UMIᶟ is wholly owned by The University of Manchester which has over a 25-year history of IP commercialization.
UMIP’s role is to bring as much of the University’s ground-breaking inventions and software, as is relevant, into the commercial world. This we do principally by attracting entrepreneurs, investors and corporate venture partners to our campus and Innovation Centre (www.umic.co.uk) and then, through engagement with our academic colleagues, licensing or spinning out companies.
Since UMIP’s inception in October 2004, The University’s IP enterprises have generated over £90M to the University through the sale of shares in spin-outs, licensing income and through IP grants and contracts activity.
For more information, please visit http://www.umip.com

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Cautionary Statements
Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include statements regarding our expectations regarding corporate development activities and the ultimate success of the enterprise; our development plans and ability to successfully commercialize our product candidates; the timing of and results from our and our collaborators’ ongoing clinical trials and pre-clinical development activities; the potential efficacy, future development plans and commercial potential of our and our collaborators’ product candidates and the progress and potential of ongoing development programs. These statements are based on current assumptions that involve risks, uncertainties and other factors that could cause the actual results, events or developments to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our investigational product candidates may not demonstrate the expected safety and efficacy; our pre-clinical development efforts may not yield additional product candidates; any of our or our collaborators' product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; the success of our investigational product candidate, emixustat hydrochloride, depends heavily on the willingness of our collaboration partner to continue to co-develop our investigational product candidate; our clinical trials could be delayed; new developments in the intensely competitive ophthalmic pharmaceutical market may require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates; the impact of expanded product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements. For a detailed discussion of the foregoing risks and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on the Company’s investor relations website (http://ir.acucela.com/) and on the SEC’s website (http://www.sec.gov).
“Acucela” and the Acucela logo are registered trademarks or trademarks of Acucela Inc. in various jurisdictions.
Media Contact
Michael Hasegawa
Senior Director, Corporate Communications
Phone: +81.3.5789.5872
Email: mhasegawa@acucela.com